                                                                     EXHIBIT 1.1

                         NISSAN AUTO LEASE TRUST 2003-A

                                  $240,300,000
                     1.16563% Asset Backed Notes, Class A-1

                                  $277,000,000
                     1.69000% Asset Backed Notes, Class A-2

                                  $379,950,000
                  Floating Rate Asset Backed Notes, Class A-3a

                                  $342,450,000
                     2.57000% Asset Backed Notes, Class A-3b

                             UNDERWRITING AGREEMENT

                                                                October 21, 2003

J.P. Morgan Securities Inc.
 as Representative (the "REPRESENTATIVE") of the Underwriters
270 Park Avenue, 10th Floor
New York, New York 10017

Dear Sir or Madam:

         Nissan Motor Acceptance Corporation, a California corporation ("NMAC"), and Nissan Auto Leasing LLC II, a Delaware limited liability company (the "TRANSFEROR"), hereby confirm their agreement with J.P Morgan Securities Inc. ("J.P. MORGAN") and the several underwriters named in Schedule A hereto (the "UNDERWRITERS") with respect to the purchase by the Underwriters of $240,300,000 aggregate principal amount of 1.16563% Asset Backed Notes, Class A-1 (the "CLASS A-1 NOTES"), $277,000,000 aggregate principal amount of 1.69000% Asset Backed Notes, Class A-2 (the "CLASS A-2 NOTES"), $379,950,000 aggregate principal amount of Floating Rate Asset Backed Notes, Class A-3a (the "CLASS A-3A NOTES"), and $342,450,000 aggregate principal amount of 2.57000% Asset Backed Notes, Class A-3b (the "CLASS A-3B NOTES," and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3a Notes, the "NOTES"), of Nissan Auto Lease Trust 2003-A (the "TRUST"), which Notes the Transferor proposes to sell to the Underwriters under the terms and conditions herein.

         The Transferor was formed pursuant to a limited liability company agreement, dated as of October 24, 2001 (the "TRANSFEROR LLC AGREEMENT"), among NMAC, as member (the "TRANSFEROR MEMBER"), and H. Edward Matveld and Cheryl A. Lawrence, as special members.

         Simultaneously with the issuance of the Notes, the Transferor will cause the Trust to issue $185,305,313.53 aggregate principal amount of Asset Backed Certificates (the "CERTIFICATES"). The Notes and the Certificates shall collectively be referred to as the "SECURITIES." The Notes will be issued pursuant to an indenture, dated as of October 29, 2003 (the "INDENTURE"), between the Trust and U.S. Bank National Association ("U.S. BANK"), as indenture trustee (in such capacity, the "INDENTURE TRUSTEE"). The Certificates will be issued pursuant to an amended and restated trust agreement, dated as of October 29, 2003 (the "TRUST Agreement"), between the Transferor and Wilmington Trust Company ("WTC"), as trustee (in such capacity, the "OWNER TRUSTEE"). Each Note will represent an obligation of, and each Certificate will represent an undivided interest in, the Trust. The Certificates will be subordinated to the Notes to the extent described in the Indenture and the Trust Agreement.

         Pursuant to a trust agreement, dated as of July 7, 1998, among NILT Trust, as grantor and initial beneficiary ("NILT Trust"), NILT, Inc., as trustee (the "TITLING TRUSTEE"), WTC, as Delaware trustee (in such capacity, the "DELAWARE TRUSTEE"), and U.S. Bank, as trust agent (in such capacity, the "TRUST AGENT"), which was subsequently amended and restated by an amended and restated trust and servicing agreement, dated as of August 26, 1998 (the "TITLING TRUST AGREEMENT"), among NILT Trust, NMAC, as servicer (in such capacity, the "SERVICER"), the Titling Trustee, the Delaware Trustee and the Trust Agent, Nissan-Infiniti LT, a Delaware statutory trust (the "TITLING TRUST"), was created to take assignments and conveyances of and hold in trust various leases, vehicles and certain related assets (collectively, the "TRUST ASSETS").

         Pursuant to a 2003-A SUBI supplement to the Titling Trust Agreement, dated as of October 29, 2003, (the "SUBI SUPPLEMENT", and together with the Titling Trust Agreement, the "SUBI TRUST AGREEMENT"), among the parties to the Titling Trust Agreement, the Titling Trustee will be directed by NILT Trust to establish a special unit of beneficial interest to be known as the "2003-A SUBI" (the "2003-A SUBI"). The Titling Trustee will allocate a portfolio consisting of the 2003-A Leases, the 2003-A Vehicles and certain other related assets to the 2003-A SUBI (collectively, the "SUBI ASSETS"). The Trust Assets (including the SUBI Assets) will be serviced by the Servicer pursuant to a servicing agreement, dated as of March 1, 1999, as supplemented by a 2003-A supplement, dated as of October 29, 2003 (collectively, the "SERVICING AGREEMENT"), in each case among the Titling Trust, NILT Trust and the Servicer.

         In connection with the creation of the 2003-A SUBI, the Titling Trust will issue to NILT Trust a certificate (the "SUBI CERTIFICATE") representing a 100% beneficial interest in the 2003-A SUBI. Pursuant to a SUBI certificate transfer agreement, dated as of October 29, 2003 (the "SUBI CERTIFICATE TRANSFER AGREEMENT"), between the Transferor and NILT Trust, NILT Trust will sell the SUBI Certificate to the Transferor. Pursuant to a trust SUBI certificate transfer agreement, dated as of October 29, 2003 (the "TRUST SUBI CERTIFICATE TRANSFER AGREEMENT"), between the Transferor and the Trust, the Transferor will sell the SUBI Certificate to the Trust. This Agreement, the Indenture, the Trust Agreement, the SUBI Trust Agreement, the SUBI Certificate Transfer Agreement, the Servicing Agreement, the Trust SUBI Certificate Transfer Agreement, the backup security agreement, dated as of October 29, 2003 (the "BACKUP SECURITY AGREEMENT"), among the Titling Trust, NILT Trust, the Transferor, the Trust and the Indenture Trustee, the control agreement, dated as of October 29, 2003 (the "CONTROL AGREEMENT"), among the Transferor, the Trust, as initial secured party, and U.S. Bank, as assignee-secured party and securities intermediary (in such capacity, the "SECURITIES INTERMEDIARY"), the trust administration agreement dated as of October 29, 2003 (the "TRUST ADMINISTRATION AGREEMENT"), among the Transferor, the Trust, the Indenture Trustee and NMAC, as administrative agent, and the 2002 International Swaps and Derivatives Association, Inc. Master Agreement (Multi Currency - Cross Border), as modified by the Schedule and the Confirmations thereto, dated as of October 29, 2003 (the "INTEREST RATE CAP AGREEMENT"), between the Trust and JPMorgan Chase Bank, as cap provider, are referred to herein collectively as the "BASIC DOCUMENTS." Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement of Definitions, dated as of October 29, 2003, among the Trust, the Titling Trust, the Titling Trustee, NILT Trust, the Transferor, the Owner Trustee, NMAC, the Indenture Trustee, the Delaware Trustee and the Trust Agent.

         All references to "MATERIAL ADVERSE EFFECT" in this Agreement, with respect to any Person, a material adverse effect on (i) the financial condition or operations of such Person and its Affiliates, taken as one enterprise, (ii) the ability of such Person to perform its material obligations under any of the Basic Documents to which it is a party, (iii) the legality, validity or enforceability of any material provision of the Basic Documents to which such Person is a party, (iv) the SUBI Certificate's beneficial interest in all or any significant portion of the SUBI Assets or the Indenture Trustee's security interest in the SUBI Certificate and all or any significant portion of the SUBI Assets, or (v) the collectibility or the credit worthiness of all or any significant portion of the 2003-A Leases and the 2003-A Vehicles, other than, in the case of clauses (i)-(v), such Material Adverse Effects which are the direct result of actions or omissions of any Underwriter or their respective Affiliates. Except as otherwise indicated by the context, all references to the terms "material" or "Material Adverse Effect" in this Agreement that refer to NMAC or the Transferor or their respective Affiliates (as defined below), or any of them, shall be interpreted in proportion to the business of Nissan North America, Inc. ("NNA") and its consolidated subsidiaries which includes NMAC, the Transferor and the parent company of NNA, Nissan Motor Co., Ltd. (the "NISSAN GROUP") as a whole, and not in proportion to the business of NMAC or the Transferor or such Affiliate(s) individually.

         NMAC and the Transferor hereby agree with Underwriters as follows:

Section 1.        Representations and Warranties.

         (a) Representations and Warranties by NMAC and the Transferor. Each of NMAC and the Transferor jointly and severally represents and warrants to the Underwriters, as of the date hereof and as of the Closing Time referred to in Section 2(c), and agrees with the Underwriters as follows:

                  (i)      Registration Statement and Prospectus.

                           A registration statement and Amendment No. 1 and Amendment No. 2 thereto (No. 333-106763, No. 333-106763-01, No.
         333-106763-02 and No. 333-106763-03), including a form of prospectus relating to the Notes to be registered under such registration statement, have been filed by the Transferor on behalf of the Transferor and the Trust, and by NMAC, on behalf of NILT Trust and Nissan Infiniti LT (as used herein, the Transferor, the Trust, NILT Trust and Nissan Infiniti LT, collectively, the "REGISTRANTS"), on Form S-1 with the Securities and Exchange Commission (the "COMMISSION"). One or more amendments thereto, including the preliminary prospectus, may be filed, each of which has been furnished to you. The Transferor and NMAC, on behalf of the Registrants, will file with the Commission either (i) before the effectiveness of the Registration Statement (as defined below) under the Securities Act of 1933 (the "ACT"), a further amendment thereto (including the form of final prospectus) or

         (ii) a final prospectus in accordance with Rule 430A under the Act ("RULE 430A") and Rule 424(b) under the Act ("RULE 424(B)"). In the case of a post-effective filing pursuant to clause (ii), the Transferor will have included in the Registration Statement, as amended at the Effective Time (as defined below), all information (other than Rule 430A Information (as defined below)) required by the Act and the rules thereunder to be included in the final prospectus with respect to the Notes and the offering thereof. The registration statement on Form S-1, as existing at the Effective Time, including all information deemed to be part of such registration statement at the Effective Time pursuant to Rule 430A(b) is hereinafter referred to as the "Registration Statement"; provided, however, that if the Transferor and NMAC cause to be filed a registration statement and rely on Rule 462(b), 462(c) or 462(d) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to refer to both the earlier effective registration statement and the Rule 462 Registration Statement, in each case as amended from time to time. "RULE 430A INFORMATION" means information with respect to the Notes and the offering of the Notes permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  For purposes of this Agreement, "EFFECTIVE TIME" with respect to the Registration Statement means (A) if the Transferor and NMAC have advised the Representative that they do not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing or (B) if the Transferor and NMAC have advised the Representative that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such Registration Statement as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "EFFECTIVE DATE" with respect to the Registration Statement means the date of the Effective Time thereof.

                  The form of prospectus relating to the Notes, as first filed with the Commission in connection with the offering and sale of the Notes pursuant to and in accordance with Rule 424(b) or, if no such filing is required, as included in the Registration Statement, is hereinafter referred to as the "PROSPECTUS."

                  On the Effective Date and at the Closing Time, the Registration Statement did or will conform, when the Prospectus is first filed (if required) in accordance with Rule 424(b), and on the Closing Date (as defined below), the Prospectus (as then amended or supplemented) will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission (the "Rules and Regulations") and the Trust Indenture Act of 1939, as amended (the "1939 Act"). On the Effective Date, the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the time of filing of the Prospectus pursuant to Rule 424(b) or, if no such filing is required, on the Effective Date, the Prospectus, as then amended or supplemented, will conform, in all material respects, to the requirements of the Act and the Rules and Regulations, and does not include, and will not include, any untrue statement of a material fact, nor does the Prospectus, as then amended or supplemented, omit, nor will it omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus (together with any supplements or amendments thereto) based upon written information furnished to the Registrants by any Underwriter through the Representative specifically for use therein or to that part of the Registration Statement that constitutes the Statement of Qualification under the 1939 Act on Form T-1 (the "FORM T-1") of the Indenture Trustee (which will be represented and warranted to by the Indenture Trustee). The Indenture has been qualified under the 1939 Act.

                  (ii) No Material Adverse Effect. Since the respective dates as of which information is given in the Prospectus, as then amended or supplemented, except as otherwise set forth therein (exclusive of amendments or supplements after the date hereof), there has been no Material Adverse Effect.

                  (iii) Issuance of the Notes. The Notes have been duly authorized and, at the Closing Time, will have been duly executed by the Trust and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture and Trust Agreement.

                  (iv) Description of Notes and Basic Documents. The Notes and each of the Basic Documents conform in all material respects to the description thereof and the statements relating thereto contained in the Registration Statement and Prospectus, as then amended or supplemented, and will be in substantially the respective forms previously delivered to the Underwriters.

                  (v) SUBI Certificate. The SUBI Certificate conforms in all material respects to the descriptions thereof and the statements relating thereto contained in the Registration Statement and Prospectus, as then amended or supplemented; and the SUBI Certificate has been duly and validly authorized and, when executed, issued, authenticated and delivered in accordance with the SUBI Trust Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the SUBI Trust Agreement.

                  (vi) No Investment Company Registration. None of NMAC, the Transferor, NILT Trust, the Titling Trust or the Trust is required to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 ACT").

                  (vii) Allocation of SUBI Assets. At or prior to the Closing Time, the Titling Trustee will have allocated 2003-A Leases and 2003-A Vehicles as SUBI Assets that have an Aggregate Cutoff Date Securitization Value equal to $1,425,005,313.53; and each of the 2003-A Leases and 2003-A Vehicles allocated as a SUBI Asset at the Closing Time will meet the eligibility criteria for selection described in the SUBI Trust Agreement and the Servicing Agreement.

                  (viii) Payment of Taxes, Fees and Other Charges. Any material taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement and the other Basic Documents and any other agreements contemplated herein or therein shall have been paid or will be paid at or prior to the Closing Date to the extent then due.

                  (ix) Representations and Warranties. The representations and warranties of each of the Transferor, the Trust and NMAC in the Basic Documents and this Agreement to which it is a party are true and correct in all material respects.

                  (x) Independent Public Accountants. Deloitte & Touche LLP are independent public accountants with respect to the Transferor within the meaning of the Act and the Rules and Regulations.

         (b) Representations and Warranties of the Transferor and the Transferor Member. Each of the Transferor and NMAC, on its own behalf and as Transferor Member, jointly and severally represents and warrants to the Underwriters, as of the date hereof and as of the Closing Time referred to in
Section 2(c), and agrees with the Underwriters as follows:

                  (i) Due Organization. The Transferor has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act, 6 Del.
         C. Sections 18-10.1 et seq. (the "DELAWARE ACT"), and all filings required at the date hereof under the Delaware Act with respect to the due formation and valid existence of the Transferor as a limited liability company have been made. The Transferor has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, as then amended or supplemented, and to enter into and perform its obligations under the Basic Documents. NMAC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, as then amended or supplemented, and to enter into and perform its obligations under the Basic Documents. Each of the Transferor and NMAC is duly qualified as a foreign limited liability company or corporation, as applicable, to transact business and is in good standing in each jurisdiction in which the conduct of its business or the lease or ownership of its property requires such qualification, except where the failure so to qualify or to be in good standing would not have a Material Adverse Effect.

                  (ii) Transferor Member Interests. NMAC is the sole member of the Transferor and, at the Closing Time, NMAC will own its 100% membership interest in the Transferor free and clear of any Liens except as permitted by the Basic Documents.

                  (iii) Absence of Defaults and Conflicts. Neither the Transferor nor NMAC is in violation of its organizational or charter documents, bylaws, or the Transferor LLC Agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement, contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties or assets may be bound, which would have a Material Adverse Effect. The execution, delivery, and performance by each of the Transferor or NMAC, as the case may be, of the Basic Documents, and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not, subject to obtaining any consents or approvals as may be required under the securities or "blue sky" laws of various jurisdictions, (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation, or order of any governmental agency or body or any court having jurisdiction over the Transferor or NMAC or their respective properties or any agreement or instrument to which either is a party or by which either is bound or to which any of their respective properties are subject, except where such breach, violation, or default would not have a Material Adverse Effect, (ii) conflict with the Transferor's or NMAC's charter or by-laws or (iii) result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any of the Transferor's or NMAC's property or assets is subject, except for Liens that, individually or in the aggregate, will not have a Material Adverse Effect.

                  (iv) Absence of Proceedings. Other than as disclosed in the Prospectus, as then amended or supplemented (exclusive of amendments or supplements after the date hereof), there is no action, suit or proceeding (whether individually or in the aggregate) before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of each of the Transferor and NMAC, threatened, against or affecting the Transferor or NMAC that could reasonably be expected to have any Material Adverse Effect with respect thereto.

                  (v) Absence of Further Requirements. No authorization, approval or consent of any court, governmental authority or agency or any other person is necessary in connection with (A) the issuance of the SUBI Certificate, (B) the issuance of the Securities or the offering and sale of the Notes, (C) the execution, delivery and performance by the Transferor or NMAC of this Agreement or any Basic Document to which it is a party or (D) the consummation by the Transferor or NMAC of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as have been obtained and are in full force and effect as of the Closing Time.

                  (vi) Possession of Licenses and Permits. Each of the Transferor and NMAC possesses all material certificates, authorizations, licenses and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it; all such certificates, authorizations, licenses and permits are valid and in full force and effect except where such invalidity or failure to be in full force and effect does not have a Material Adverse Effect; and neither the Transferor nor NMAC has received notice of proceedings relating to the revocation or modification of any such certificate, authorization, license or permit which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (vii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Transferor and NMAC.

                  (viii) Authorization of Basic Documents. As of the Closing Time, each of the Basic Documents to which any of the Transferor, NMAC or the Trust is a party and the Transferor LLC Agreement has been duly authorized, executed and delivered by each such entity, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitutes the legal, valid and binding agreement of the Transferor and NMAC, as applicable, enforceable against such party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (ix) Leases. Each 2003-A Lease constitutes the legal, valid, binding and enforceable agreement of the parties thereto, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and each 2003-A Lease complies or will comply on the Closing Date in all material respects as to content and form with all applicable state and federal laws, including, without limitation, consumer protection laws, except where the failure to so comply would not have a Material Adverse Effect.

         (c) Representations and Warranties of the Titling Trust and NILT Trust. NMAC, on behalf of the Titling Trust and NILT Trust, each to the extent indicated below, represents and warrants to the Underwriters, as of the date hereof and as of the Closing Time referred to in Section 2(c), and agrees with the Underwriters as follows:

                  (i) No Material Adverse Effect. Since the respective dates as of which information is given in the Prospectus, as then amended or supplemented, except as otherwise set forth therein (exclusive of amendments or supplements after the date hereof), there has been no Material Adverse Effect.

                  (ii) Due Organization of the Titling Trust and NILT Trust. Each of the Titling Trust and NILT Trust has been duly formed and is validly existing as a statutory trust in good standing under Delaware law, and all filings required at the date hereof under Delaware law with respect to the due formation and valid existence of Titling Trust or NILT Trust, respectively, as a statutory trust have been made. Each of the Titling Trust and NILT Trust has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, as then amended or supplemented, and to enter into and perform its obligations under the Basic Documents. Each of the Titling Trust and NILT Trust is duly qualified as a foreign statutory trust to transact business and is in good standing in each jurisdiction in which the conduct of its business or the lease or ownership of its property requires such qualification, except where the failure so to qualify or to be in good standing would not have a Material Adverse Effect.

                  (iii) Absence of Defaults and Conflicts. Neither the Titling Trust nor NILT Trust is in violation of its organizational or charter documents, bylaws, or applicable trust agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement, contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties or assets may be bound, which would have a Material Adverse Effect. The execution, delivery, and performance by each of the Titling Trust or NILT Trust, as the case may be, of the Basic Documents, and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not, subject to obtaining any consents or approvals as may be required under the securities or "blue sky" laws of various jurisdictions, (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation, or order of any governmental agency or body or any court having jurisdiction over the Titling Trust or NILT Trust or their respective properties or any agreement or instrument to which either is a party or by which either is bound or to which any of their respective properties are subject, except where such breach, violation, or default would not have a Material Adverse Effect, (ii) conflict with the Titling Trust's or NILT Trust's organizational documents or (iii) result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any of the Titling Trust's or NILT Trust's property or assets is subject, except for Liens that, individually or in the aggregate, will not have a Material Adverse Effect.

                  (iv) Absence of Proceedings. Other than as disclosed in the Prospectus, as then amended and supplemented (exclusive of any amendments or supplements after the date hereof), there is no action, suit or proceeding (whether individually or in the aggregate) before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of NMAC, threatened, against or affecting any of the Titling Trust or NILT Trust that could reasonably be expected to have any Material Adverse Effect.

                  (v) Absence of Further Requirements. No authorization, approval or consent of any court, governmental authority or agency or any other person is necessary in connection with the execution, delivery and performance by the Titling Trust or NILT Trust of this Agreement, the SUBI Trust Agreement or any Basic Document to which any of them is a party or the consummation by any of them of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as will have been obtained and are in full force and effect as of the Closing Time.

                  (vi) Possession of Licenses and Permits. Each of the Titling Trust and NILT Trust possesses all material certificates, authorizations, licenses and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it; all such certificates, authorizations, licenses and permits are valid and in full force and effect except where such invalidity or failure to be in full force and effect does not have a Material Adverse Effect; and neither the Titling Trust nor NILT Trust has received notice of any proceedings relating to the revocation or modification of any such certificate, authority, license or permit which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (vii) Authorization of Basic Documents. As of the Closing Time, each Basic Document to which any of the Titling Trust or NILT Trust is a party has been duly authorized, executed and delivered by the Titling Trust or NILT Trust, as the case may be, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitutes the legal, valid and binding agreement of the Titling Trust and NILT Trust, as applicable, enforceable against such party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws related to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (viii) Title to SUBI Assets. At the time of execution and delivery of the SUBI Supplement at the Closing Time, the Titling Trust, or the Titling Trustee on behalf of the Titling Trust, will own the 2003-A Leases and hold marketable title to the 2003-A Vehicles, together with other rights relating to the 2003-A Vehicles and the 2003-A Leases being allocated as SUBI Assets, in each case free and clear of any Liens (except as permitted by the Basic Documents).

                  (ix) Absence of Assignment of SUBI Assets. As of the Closing Time, the Titling Trust has not assigned to any person any of its right, title or interest in any of the 2003-A Leases, related contract rights, 2003-A Vehicles or other related rights constituting the SUBI Assets, or has obtained the release of each such prior assignment.

                  (x) Allocation of SUBI Assets. As of Closing Time, the Servicer has made the appropriate allocation of assets within the estate of the Titling Trust to the 2003-A SUBI required by the SUBI Trust Agreement.

                  (xi) Leases. Each 2003-A Lease constitutes the legal, valid, binding and enforceable agreement of the parties thereto, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws related to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and each 2003-A Lease complies or will comply on the Closing Date in all material respects as to content and form with all applicable state and federal laws, including, without limitation, consumer protection laws, except where failure to so comply would not have a Material Adverse Effect.

         (d) Officer's Certificates. Any certificate respecting the Notes signed by any officer of the Transferor, NMAC or any of their respective Affiliates and delivered at the Closing Time to the Underwriters or to counsel to the Underwriters shall be deemed a representation and warranty by the Transferor, NMAC or such Affiliate, as the case may be, to the Underwriters as to the matters covered thereby.

Section 2.        Sale and Delivery to Underwriters; Closing.

         (a) Notes. On the basis of and in reliance on the representations, warranties and agreements herein contained and subject to the terms and conditions set forth herein, the Transferor agrees to sell to the Underwriters, and the Underwriters agree to purchase aggregate principal amounts of the Notes set forth opposite the names of the Underwriters in Schedule A hereto.

         (b) Purchase Price. The Notes are to be purchased at a purchase price equal to (i) in the case of the Class A-1 Notes, 99.87500% of the aggregate principal amount thereof, (ii) in the case of the Class A-2 Notes, 99.83981% of the aggregate principal amount thereof, (iii) in the case of the Class A-3a Notes, 99.77500% of the aggregate principal amount thereof and (iv) in the case of the Class A-3b Notes, 99.75761% of the aggregate principal amount thereof.

         (c) Payment. Against payment of the purchase price by wire transfer of immediately available funds to the Transferor, the Transferor will deliver the Notes to the Representative, for the account of the Underwriters, at the office of O'Melveny & Myers LLP, at 400 South Hope Street, Los Angeles, CA 90071-2899 or at such other place as shall be agreed upon by the Representative, the Transferor and NMAC, on October 29, 2003, at 10:00 a.m., Los Angeles time, or at such other time not later than seven full business days thereafter as the Representative and the Transferor determine, such time being herein referred to as the "Closing Date." The Notes to be so delivered will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of each Class of Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates evidencing the Notes will be available only under the limited circumstances specified in the Indenture. Certificates for the Notes shall be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (New York time) on the last business day prior to the Closing Time.

Section 3. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

Section 4. Covenants of NMAC and the Transferor. NMAC and the Transferor jointly and severally covenant with the Underwriters as follows:

         (a) Registration Statement and Prospectus. If not already effective, the Transferor will use its best efforts to cause the Registration Statement, and any amendment thereto, to become effective. If the Registration Statement has become or becomes effective pursuant to

Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Transferor will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable Rules and Regulations within the time period prescribed. The Transferor will advise the Representative promptly of any such filing pursuant to Rule 424(b), or deemed effectiveness pursuant to Rule 462.

         (b) Notice and Effect of Material Events. The Transferor will advise the Representative promptly of any proposal to amend or supplement the Registration Statement as filed or the Prospectus and will not effect any such amendment or supplement without the Representative's reasonable consent. The Transferor will advise the Representative promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement), of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement. The Transferor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

         (c) Amendment to Prospectus. If, at any time when the delivery of the Prospectus shall be required by law in connection with sales of any Notes, either (i) any event shall have occurred as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary to amend or supplement the Prospectus, the Transferor will promptly notify the Representative and will promptly prepare for review by the Representative and file with the Commission an amendment or a supplement to the Prospectus that will correct such statement or omission or effect such compliance. Neither the consent of the Underwriters to, nor the delivery by the Underwriters of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6, unless such consent specifically waives such conditions.

         (d) Earnings Statement. The Transferor will cause the Trust to make generally available to Holders as soon as practicable, but not later than fourteen months after the Effective Date, an earnings statement of the Trust covering a period of at least twelve consecutive months beginning after such Effective Date and satisfying the provisions of Section 11(a) of the Act (including Rule 158 promulgated thereunder).

         (e) Copies of Registration Statements. The Transferor will furnish to the Representative copies of the Registration Statement (which will include all exhibits), the related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

         (f) Copies of Reports. So long as any of the Notes are outstanding, the Transferor will furnish to the Representative copies of all reports or other communications (financial or otherwise) furnished to Holders, and deliver to the Representative during such same period (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, and (ii) such additional information concerning the business and financial condition of the Transferor and the Trust as the Representative may from time to time reasonably request.

         (g) Qualification of Notes for Offer and Sale. The Transferor shall use its reasonable efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such jurisdictions in the United States as the Underwriters may reasonably designate in writing and shall maintain such qualifications in effect as long as required for the sale of the Notes; provided, however, that neither NMAC nor the Transferor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

         (h) Rating of Notes. The Transferor shall take all reasonable action necessary to enable Moody's Investors Service, Inc. ("MOODY'S"), Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), and Fitch, Inc. ("FITCH," and together with Moody's and S&P, the "RATING AGENCIES") to provide the Class A-1 Notes with the highest short-term rating, the remaining classes of the Notes with the highest long-term rating or its equivalent at the Closing Time.

         (i) Furnishing of Documents. To the extent, if any, that the rating provided with respect to the Notes by Moody's, S&P or Fitch is conditional upon the furnishing of documents or the taking of any other actions by the Transferor, the Transferor shall furnish, and shall cause NMAC to furnish, such documents and take such other actions.

         (j) Use of Proceeds. The Transferor shall cause the Trust to use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under "Use of Proceeds."

         (k) Annual Statement of Compliance. Until the retirement of the Notes, or until such time as the Underwriters shall cease to maintain a secondary market in the Notes, whichever occurs first, the Transferor will deliver to the Representative the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Indenture Trustee pursuant to Sections 8.10 and 8.11 of the 2003-A Servicing Supplement, as soon as such statements and reports are furnished to the Indenture Trustee.

Section 5.        Payment of Expenses.

         The Transferor will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the printing (or otherwise reproducing) and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the preparation, issuance and delivery of the Notes to the Underwriters; (iii) the fees and disbursements of the Transferor's and NMAC's counsel and accountants; (iv) the fees of DTC in connection with the book-entry registration of the Notes; (v) the qualification of the Notes under state securities law in accordance with the provisions of
Section 4(g), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the blue sky survey, if required; (vi) the printing (or otherwise reproducing) and delivery to the Underwriters of copies of each preliminary prospectus and the Prospectus and any amendments or supplements thereto; (vii) the reproducing and delivery to the Underwriters of copies of the blue sky survey; and (viii) the fees charged by Moody's, S&P and Fitch for rating the Notes. The Underwriters shall not be responsible for the fees and disbursements of the Owner Trustee, the Indenture Trustee and their respective counsel. If the Underwriters, in accordance with the provisions of Section 6 or Section 10(a)(i), terminate this Agreement, NMAC shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 6. Conditions of Underwriters' Obligations. The obligations of the Underwriters are subject to the accuracy of the representations and warranties of NMAC and the Transferor contained in Section 1 or in certificates of any officer of NMAC, the Transferor or any of their respective affiliates delivered pursuant to the provisions hereof, to the performance by NMAC and the Transferor of their covenants and other obligations hereunder and to the following additional conditions:

         (a) If the Effective Time of the Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus (including any amendments or supplements thereto as of such date) shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. If the Effective Time of the Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representative. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Transferor, shall be contemplated by the Commission.

         (b) Accountants' Comfort Letter. At the Closing Time, the Underwriters, NMAC and the Transferor shall have received from Deloitte & Touche LLP a letter or letters dated as of the Closing Time, in form and substance as previously agreed to by the Underwriters and otherwise satisfactory in form and substance to the Underwriters and counsel, containing statements and information of the type ordinarily included in accountant's "comfort letters", with respect to certain financial, statistical and other information contained in the Prospectus.

         (c)      Officers' Certificates.

                  (i) The Underwriters shall have received an officers' certificate, dated the Closing Date, signed by the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of the Transferor representing and warranting that, to the best of such officers' knowledge after reasonable investigation, as of the Closing Date:

                           (A) The representations and warranties of the Transferor in this Agreement are true and correct in all material respects, that the Transferor has complied with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission.

                           (B) There has been no material adverse change, since the respective dates as of which information is given in the Prospectus, as then amended and supplemented, (except as otherwise set forth therein and exclusive of amendments or supplements after the date hereof), in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of the Transferor or any of its Affiliates, or in the ability of such entity to perform its obligations under each Basic Document to which it is a party or by which it may be bound.

                  (ii) The Underwriters shall have received an officers' certificate, dated the Closing Date, signed by the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of NMAC representing and warranting that, to the best of such officers' knowledge after reasonable investigation, as of the Closing Date:

                           (A) The representations and warranties of NMAC in this Agreement are true and correct in all material respects, that NMAC has complied with all agreements and satisfied, in all material respects, all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission.

                           (B) There has been no material adverse change, since the respective dates as of which information is given in the Prospectus, as then amended and supplemented (except as otherwise set forth therein and exclusive of amendments or supplements after the date hereof), in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of NMAC or any of its Affiliates, or the ability of such entity to perform its obligations under each Basic Document to which it is a party or by which it may be bound.

         (d) Opinion of In House Counsel for NMAC and the Transferor. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Joy Murakami Crose Esq., General Counsel of NMAC and the Transferor, in form and substance reasonably satisfactory to counsel for the Underwriters and to the effect that:

                  (i) NMAC is a corporation validly existing under the laws of the State of California with corporate power and authority to own its properties and conduct its business as described in the Prospectus, as then amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be in good standing would not have a Material Adverse Effect.

                  (ii) The Transferor has the power and authority to own its properties and conduct its business as described in the Prospectus, as then amended or supplemented, and is duly qualified to transact business in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

                  (iii) This Agreement has been duly authorized, executed and delivered by each of NMAC and the Transferor.

                  (iv) The Transferor LLC Agreement and each Basic Document to which any of NMAC and the Transferor is a party has been duly authorized, executed and delivered by NMAC and the Transferor, as applicable, and each of the Transferor and NMAC has the power and authority to enter into and perform its respective obligations under the Basic Documents.

                  (v) There are no legal or governmental proceedings known by such counsel, or for which NMAC or the Transferor has been served official notice, to be pending to which the Transferor, NMAC, NILT Trust or the Titling Trust is a party or of which any property of the Transferor, NMAC, NILT Trust or the Titling Trust is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, (A) (whether individually or in the aggregate) that are required to be disclosed in the Registration Statement or (B)(1) asserting the invalidity of all or part of this Agreement or any Basic Document, (2) seeking to prevent the issuance of the Notes, (3) (whether individually or in the aggregate) that would materially and adversely affect the Transferor's, NMAC's, NILT Trust's or the Titling Trust's obligations under this Agreement or any Basic Document to which it is a party, or
         (4) (whether individually or in the aggregate) seeking adversely to affect the federal income tax attributes of the Notes as described in the Prospectus under the heading "Certain Material Federal Income Tax Consequences."

                  (vi) To such counsel's knowledge, no order, consent, authorization or approval of any California or federal court or governmental authority or agency applicable to NMAC or the Transferor, is required in connection with the issuance of the SUBI Certificate or the Securities or the offering or the sale of the Notes, except those authorizations, approvals, consents and orders which have previously been obtained and are in full force and effect as of the Closing Time. Such counsel need not express an opinion with respect to any orders, consents, permits, approvals, filings or licenses relating to the authority to lease motor vehicles, originate lease contracts or to service lease contracts or leased vehicles or any state or foreign securities laws or as may be required by any regional or local governmental authority (except for the opinions, as to qualification to transact business as a foreign corporation and good standing, set forth in clause (i) above).

                  (vii) The execution, delivery and performance by each of NMAC and the Transferor of this Agreement or by NMAC or the Transferor of the Transferor LLC Agreement or any Basic Document to which such entity is a party, and the performance by each of them, of their respective obligations hereunder or will not violate, result in a breach of or constitute a default under, or with the giving of notice or the passage of time or both, would constitute a default under or result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any property or assets of such entity pursuant to the terms of (1) NMAC's Articles of Incorporation, the Transferor LLC Agreement or NMAC's bylaws, (2) to such counsel's knowledge and except as otherwise provided in the Basic Documents, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which it may be bound, or to which any of the properties or assets of such entity is subject,
         (3) to such counsel's knowledge, the Delaware General Corporation Law or any statute, rule, regulation or order of any California or federal body or any court, regulatory body or other governmental instrumentality having jurisdiction over the Transferor or NMAC or their respective properties or (4) the Notes; excepting, in the case of clauses (2), (3) and (4) above, defaults, breaches or violations that do not, in the aggregate, have a Material Adverse Effect.

                  (viii) To such counsel's knowledge, there is no reason to believe that the Prospectus, as then amended or supplemented, at the date of this Agreement (or any such amendment or supplement, as of its respective date) or at the Closing Time included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial, statistical or quantitative data contained in the Prospectus.

                  (ix) To such counsel's knowledge, each of NMAC, the Transferor, NILT Trust and the Titling Trust has obtained all necessary certificates, authorities, licenses, permits and other governmental authorizations necessary to conduct the business now operated by it, except where the failure to possess such certificates, authorities, licenses, permits and other governmental authorizations would not have a Material Adverse Effect, and none of such entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (x) Such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, which is not filed or described as required.

         (e) Opinion of Counsel for NMAC and the Transferor. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of O'Melveny & Myers LLP, special counsel for NMAC and the Transferor, in form and substance reasonably satisfactory to counsel for the Underwriters and to the effect that:

                  (i) Assuming the due authorization, execution and delivery thereof by the other parties thereto, each of the Basic Documents to which NMAC or the Transferor is a party constitutes a legally valid and binding obligation of NMAC and the Transferor, as applicable, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect, relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or any other equitable remedy, regardless of whether considered in a proceeding in equity or at law.

                  (ii) Assuming the Notes have been duly and validly authorized, when executed by the Owner Trustee and authenticated by the Indenture Trustee as specified in the Indenture and the Trust Agreement and delivered against payment of the consideration specified therefor pursuant to this Agreement, the Notes will be legally valid and binding obligations of the Trust, and entitled to the benefits of the Indenture and enforceable against the Trust in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect, relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or any other equitable remedy, regardless of whether considered in a proceeding in equity or at law.

                  (iii) Assuming the due authorization, execution and delivery thereof by the Owner Trustee and each other party thereto (except NMAC), as applicable, each of the Basic Documents to which the Trust is a party (other than the Notes) constitutes a legally valid and binding obligation of the Trust enforceable against the Trust in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect, relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or any other equitable remedy, regardless of whether considered in a proceeding in equity or at law.

                  (iv) None of the Transferor, NILT Trust, the Titling Trust or the Trust is required to be registered under the Investment Company Act of 1940, as amended (the "1940 ACT").

                  (v) The statements in the Prospectus under the captions "Additional Legal Aspects of the Titling Trust and the SUBI", "Additional Legal Aspects of the Leases and the Leased Vehicles", "Certain Material Federal Income Tax Consequences", and "ERISA Considerations", to the extent that they constitute matters of law or legal conclusions relating to the federal laws of the United States or the laws of the States of California or New York with respect thereto, have been reviewed by such counsel and are correct in all material respects.

                  (vi) Each Class A-1 Note, when issued, will constitute an "Eligible Security" under Rule 2a-7 of the 1940 Act.

                  (vii) No order, consent, permit or approval of any California, New York or federal governmental authority that such counsel has, in the exercise of customary professional diligence, recognized as applicable to NMAC or the Transferor, or to transactions of the type contemplated by any Basic Document including the issuance of the Notes, is required on the part of NMAC or the Transferor for the execution and delivery of, and performance of their respective obligations under, any Basic Document to which NMAC or the Transferor, as the case may be, is a party, except for such as have been obtained or made and are in full force and effect as of the Closing Date; provided that such counsel expresses no opinion with respect to any orders, consents, permits, approvals, filings or licenses related to the authority to sell or lease motor vehicles, originate vehicle leases or service vehicle leases or as may be required by any regional or local governmental authority or under any foreign or state securities laws.

                  (viii) To such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened, to which the Transferor is a party or of which any property of NMAC or the Transferor is the subject required to be disclosed in the Prospectus, other than those disclosed therein, or (i) asserting the invalidity of any Basic Document, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any Basic Document, (iii) that would, if determined adversely to the Transferor, materially and adversely affect the performance by NMAC or the Transferor of its respective obligations under, or the validity or enforceability of any Basic Document, or (iv) seeking adversely to affect the federal income tax attributes of the Notes as described in the Prospectus under the heading "Certain Material Federal Income Tax Consequences" or the California income or franchise tax attributes of the Notes.

                  (ix) The Notes and the Basic Documents each conform in all material respects with the respective descriptions thereof contained in the Prospectus.

                  (x) Neither the Trust Agreement nor the SUBI Trust Agreement is required to be qualified under the Trust Indenture Act of 1939, as amended (the "1939 ACT").

                  (xi) The Registration Statement filed with the Commission has been declared effective under the Act and, to such counsel's knowledge upon due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceedings therefor initiated or threatened by the Commission, and the Registration Statement and Prospectus, and each amendment or supplement thereto, as of its respective effective or issue date, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Act and the Rules and Regulations, except that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except as contemplated by paragraphs (ix) and (xv) of this Section to the extent set forth therein; such counsel does not opine as to any financial statements or other financial, numerical or statistical data contained or incorporated by reference therein; and such counsel does not opine as to the Form T-1.

                  (xii) The form of the Indenture has been qualified under the 1939 Act and no further action is required to qualify the Indenture under the 1939 Act. The Indenture complies as to form in all material respects with the 1939 Act and the rules and regulations of the Commission thereunder.

                  (xiii) Nothing has come to such counsel's attention that would cause it to believe that as of the Effective Date and at the Closing Time the Registration Statement and the Prospectus (other than the financial statements and the other accounting information contained therein or omitted therefrom, as to which such counsel need express no belief) contained or contain any untrue statement of a material fact or omitted or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the descriptions therein of statutes and governmental proceedings and contracts and other documents are inaccurate and do not fairly present the information required to be shown therein.

                  (xiv) Such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus that is not filed or described as required.

                  (xv) The Indenture and delivery to the Indenture Trustee in the State of New York of the SUBI Certificate endorsed to the Indenture Trustee or in blank create in favor of the Indenture Trustee a perfected security interest under the Uniform Commercial Code as in effect in the State of New York (the "NYUCC") in the SUBI Certificate free of adverse claims.

                  (xvi) The Indenture and the Control Agreement create in favor of the Indenture Trustee, for the benefit of the Noteholders, a perfected security interest in the Reserve Account and the Security Entitlements carried in the Reserve Account under the NYUCC. Such security interest of the Indenture Trustee in the Reserve Account and the Security Entitlements carried in the Reserve Account is prior to any other security interest therein under the NYUCC, subject to any Liens permitted under the Indenture or the Control Agreement.

                  (xvii) For federal income tax purposes, under existing law, the Notes will be treated as debt, and neither the Titling Trust nor the Trust will be classified as an association (or publicly traded partnership) taxable as a corporation.

                  (xviii) Assuming neither the Titling Trust nor the Trust is classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, the Titling Trust and the Trust will not be taxable as an association (or publicly traded partnership) for California state income or franchise tax purposes.

                  (xix) Purchasers whose sole contact with the State of California is on account of the ownership of a Note will not become subject to taxation in California solely by reason thereof.

         Such counsel shall also state that they have participated in conferences with the officers and other representatives of the Transferor, representatives of their independent public accountants and representatives of the Representative and their counsel, at which the contents of the Registration Statement and Prospectus and related matters were discussed, but such counsel has not independently verified the accuracy, completeness or fairness of the statements contained or incorporated by reference therein, and accordingly such counsel is unable to assume, and such counsel does not assume, any responsibility for such accuracy, completeness or fairness, except for the opinions expressed in paragraphs (v), (vi), and (ix) above. However, on the basis of such counsel's review and participation in conferences in connection with the preparation of the Registration Statement and the Prospectus, and relying as to its determination of materiality to an extent upon opinions of officers and other representatives of the Seller and NMAC, such counsel shall state that it does not believe that any Registration Statement, at the related Effective Time, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (or any such amendment or supplement, as of its respective date) contained, or on the Closing Date contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need not express any opinion or belief as to the financial statements or other financial, numerical or statistical data contained or incorporated by reference in any Registration Statement, the Prospectus or the Form T-1. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Transferor and NMAC and certificates of public officials.

         (f) Opinion of Special Delaware Counsel for NMAC and the Transferor. At the Closing Time, the Underwriters shall have received the favorable opinion of Richards, Layton & Finger P.A., special Delaware counsel for NMAC, the Transferor and the Trust, dated as of Closing Time and in form and substance satisfactory for counsel to the Underwriters, substantially to the effect that:

                  (i) The Transferor has been duly formed and is validly existing in good standing under the laws of the State of Delaware.

                  (ii) Under Delaware law, (A) the Transferor has all necessary power and authority to execute and deliver, and to perform its obligations under the Transferor LLC Agreement and the Basic Documents to which it is a party, and (B) the execution and delivery by the Transferor of the Transferor LLC Agreement and the Basic Documents to which it is a party, and the performance by it of its obligations thereunder, have been duly authorized by all necessary action on the part of such entity.

                  (iii) Each of NILT Trust, the Titling Trust and the Trust has been duly formed and is validly existing in good standing as a statutory trust under the laws of the State of Delaware, with power and authority (corporate and other) to own its respective properties and conduct its respective business as presently conducted by it, and to enter into and perform its respective obligations under the Trust Agreement.

                  (iv)     Under the Delaware Business Trust Act (12 Del.
         C. Section 3801, et seq.) (the "DBT ACT") and its related formation documents, each of NILT Trust, the Titling Trust and the Trust has all necessary statutory trust power and authority to execute and deliver, and to perform its obligations under, the Basic Documents to which it is a party.

                  (v) Under the DBT Act and its related formation documents, the execution and delivery by each of NILT Trust, the Titling Trust and the Trust of the Basic Documents to which it is a party, and the performance by it thereunder, have been duly authorized by all necessary statutory trust action on the part of NILT Trust, the Titling Trust and the Trust.

                  (vi) Each of the SUBI Trust Agreement and the Trust Agreement is a legal, valid and binding agreement of the parties thereto, enforceable against such parties, in accordance with its terms.

                  (vii) The 2003-A SUBI Certificate has been duly and validly authorized and, when executed, authenticated and delivered in accordance with the Titling Trust Agreement and the SUBI Supplement, will be duly and validly issued and outstanding and entitled to the benefits of the Titling Trust Agreement and the SUBI Supplement.

                  (viii) Under Section 3805(b) of the DBT Act, no creditor of any holder of a UTI Certificate or a 2003-A SUBI Certificate shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Titling Trust except in accordance with the terms of the Titling Trust Agreement and the SUBI Supplement.

                  (ix) Under Section 3805(b) of the DBT Act, no creditor of any holder of a Certificate shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement and the SUBI Supplement.

                  (x) To the extent that Article 9 of the Uniform Commercial Code in effect in the State of Delaware (the "DELAWARE UCC") is applicable (without regard to conflict of laws principles), and assuming that the security interest created by the Indenture in the Collateral has been duly created and has attached, upon the filing of the Financing Statement with the Secretary of State, the Indenture Trustee will have a perfected security interest in that portion of the Trust's right in such collateral and the proceeds thereof that constitute "accounts," "general intangibles" or "chattel paper," as such terms are defined in the Delaware UCC, and such security interest will be prior to any other security interest granted by the Issuer that is perfected solely by the filing of financing statements under the Delaware UCC, excluding purchase money security interests under Section 9-312(4) of the Delaware UCC and temporarily perfected security interests in proceeds under Section 9-306(3) of the Delaware UCC.

                  (xi) Insofar as the Delaware UCC is applicable (without regard to conflict of laws principles), the 2003-A SUBI Certificate constitutes a "certificated security" within the meaning of Section 8-102 (a)(4) of the Delaware UCC. Insofar as Section 9-305

         (a)(1) of the Delaware UCC is applicable (without regard to conflicts of laws principles), a security interest in a "certificated security" is perfected pursuant to the laws of the jurisdiction in which such certificated security is located.

                  (xii) The Back Up Security Agreement creates in favor of the Indenture Trustee a first priority security interest in the Collateral (as defined in the Back-up Security Agreement) of the Titling Trust, NILT Trust, the Transferor and the Trust in which a security interest can be created under Article 9 of the Delaware UCC.

                  (xiii) The Securities have been duly and validly authorized and, when executed, authenticated and delivered in accordance with the Trust Agreement and the Indenture, as the case may be, will be legal, valid and binding obligations of the Trust, enforceable against the Trust, in accordance with their terms.

                  (xiv) None of the Titling Trust, the Transferor or the Trust will be subject to tax by the state of Delaware, and purchasers not otherwise subject to taxation in Delaware will not become subject to taxation in Delaware solely because of the purchase or ownership of a Note.

         (g) Opinion of Special Bankruptcy Counsel to NMAC and the Transferor. At the Closing Time, the Underwriters shall have received the favorable opinion of O'Melveny & Myers LLP, special bankruptcy counsel to NMAC, NILT Trust, the Transferor and the Trust, dated as of Closing Time and in form and substance satisfactory to counsel for the Underwriters, with respect to certain bankruptcy and perfection of security interest matters.

         (h) Opinion of Counsel for U.S. Bank. At the Closing Time, the Underwriters shall have received the favorable opinion of Dorsey & Whitney LLP, counsel to U.S. Bank, as Indenture Trustee, Trust Agent and Securities Intermediary, dated as of Closing Time and in form and substance satisfactory in form and substance to the Underwriters and counsel for the Underwriters, substantially to the effect that:

                  (i) U.S. Bank has been duly organized as a national banking corporation and is validly existing as a national banking corporation, in good standing under the federal laws of the United States of America.

                  (ii) U.S. Bank has the requisite power and authority (corporate and other) to execute, deliver and perform its obligations under the Indenture and has taken all actions necessary to authorize the exemption, delivery and performance by it of the Indenture. U.S. Bank has the requisite power and authority (corporate and other) own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Indenture Trustee, Trust Agent and Securities Intermediary under each Basic Document to which U.S. Bank is a party.

                  (iii) Each Basic Document to which U.S. Bank is a party has been duly authorized, executed and delivered by U.S. Bank and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of U.S. Bank enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (iv) The Notes have been duly authenticated and delivered by U.S. Bank, as Indenture Trustee.

                  (v) Neither the execution nor the delivery by U.S. Bank of each Basic Document to which it is a party nor the consummation of any of the transactions by U.S. Bank contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of U.S. Bank.

                  (vi) The execution and delivery of each Basic Document to which U.S. Bank is a party and the performance by U.S. Bank of its terms do not conflict with or result in a violation of (A) any federal or state law or regulation governing the banking or trust powers of U.S. Bank, (B) the Articles of Association or By-Laws of U.S. Bank or
         (C) to the best knowledge of such counsel, any indenture, lease or material agreement to which U.S. Bank is a party or to which its assets are subject.

                  (vii) All of the issued and outstanding capital stock of the Titling Trustee is owned by U.S. Bank, free and clear of any Liens.

         (i) Opinion of Counsel for Titling Trustee. At the Closing Time, the Underwriters shall have received the opinion of Dorsey & Whitney LLP, counsel to the Titling Trustee, dated as of Closing Time and satisfactory in form and substance to the Underwriters and counsel to the Underwriters, substantially to the effect that:

                  (i) The Titling Trustee has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under each Basic Document to which it is a party.

                  (ii) The shares of issued and outstanding capital stock of the Titling Trustee have been duly authorized and validly issued, are fully paid and non-assessable and are owned by U.S. Bank free and clear of any Liens.

                  (iii) Each Basic Document to which the Titling Trustee is a party has been duly authorized, executed and delivered by the Titling Trustee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute legal, valid and binding obligations of the Titling Trustee enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (iv) To the best of their knowledge and information after due investigation, the Titling Trustee is duly qualified as a foreign corporation to transact business and is in good standing in California, Delaware and New York.

                  (v) The 2003-A SUBI Certificate has been duly executed, authenticated and delivered by the Titling Trustee.

                  (vi) Neither the execution nor delivery by the Titling Trustee of each Basic Document to which it is a party nor the consummation of any of the transactions by the Titling Trustee contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any person or entity, including any governmental authority or agency under any existing federal or state law.

                  (vii) The execution and delivery of each Basic Document to which the Titling Trustee is a party and the performance by the Titling Trustee of their respective terms do not conflict with or result in a violation of its articles of incorporation or bylaws of the Titling Trustee or, to the best of such counsel's knowledge, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party, by which it may be bound or to which any of its property or assets is subject.

         (j) Opinion of Counsel for WTC. At the Closing Time, the Underwriters shall have received the opinion of Richards, Layton & Finger P.A., counsel to WTC, as Owner Trustee and Delaware Trustee, dated as of Closing Time and satisfactory in form and substance to counsel for the Underwriters, substantially to the effect that:

                  (i) WTC has been duly incorporated and is validly existing as a national banking corporation, in good standing under the laws of Delaware.

                  (ii) WTC has full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Owner Trustee and Delaware Trustee under each Basic Document to which it is a party.

                  (iii) The execution and delivery of the Trust Agreement and the SUBI Supplement, and, on behalf of the Trust, each other Basic Document to which the Trust is a party, the Certificates and the Notes and the performance by WTC of its obligations under the Trust Agreement and the SUBI Trust Agreement have been duly authorized by all necessary corporate action and each of the Trust Agreement and the SUBI Supplement has been executed and delivered by WTC.

                  (iv) Each of the Trust Agreement and the SUBI Supplement constitutes a valid binding agreement of WTC, enforceable against WTC in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (v) Neither the execution nor delivery by WTC of each Basic Document to which it is a party nor the consummation of any of the transactions by WTC contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the trust powers of WTC, other than those consents, approvals or authorizations as have been obtained and the filing of the Certificate of Trust with the Secretary of State of the State of Delaware.

                  (vi) Each of the Notes and Certificates have been duly and validly authorized, executed, authenticated and delivered by WTC.

                  (vii) The execution and delivery of each Basic Document to which WTC is a party and the performance by WTC of its terms do not conflict with or result in a violation of (A) any federal or state law or regulation governing the banking or trust powers of WTC, (B) the Articles of Association or By-Laws of WTC or (C) to the best knowledge of such counsel, any indenture, lease or material agreement to which WTC is a party or to which its assets are subject.

         (k) Opinion of Counsel for the Underwriters. At the Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters. In rendering such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel reasonably satisfactory to the Underwriters.

         (l) Reliance Letters. Counsel to NMAC, the Transferor or the Titling Trustee shall provide reliance letters to the Underwriters relating to each legal opinion relating to the transactions contemplated by this Agreement rendered to the Owner Trustee, the Titling Trustee or any of the Rating Agencies.

         (m) Maintenance of Rating. At the Closing Time, the Class A-1 Notes shall be rated by each Rating Agency in its highest short-term rating, the remaining classes of Notes shall be rated by each Rating Agency in its highest long-term rating, and NMAC and the Transferor shall have delivered to the Underwriters a letter dated the Closing Time from each Rating Agency, or other evidence satisfactory to the Underwriters, confirming that the Notes have such ratings.

         (n) Additional Documents. At the Closing Time, counsel to the Underwriters shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling it to pass upon the issuance of the Securities and the sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by NMAC or the Transferor in connection with the foregoing shall be reasonably satisfactory in form and substance to counsel for the Underwriters.

         (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Transferor and NMAC at any time at or prior to the Closing

Time, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7 and 8 shall survive any such termination and remain in full force and effect.

Section 7.        Indemnification.

         (a) Indemnification of Underwriters. The Transferor and NMAC shall, jointly and severally, indemnify and hold each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (each a "Control Person"), harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Control Person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and Control Person for any legal or other expenses reasonably incurred by such Underwriter or Control Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Transferor nor NMAC will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with information furnished to the Transferor or NMAC by any Underwriter through the Representative specified in the last sentence of subsection 7(b) below specifically for use therein; provided, further, that neither the Transferor nor NMAC shall be liable under this subsection (a) to any Underwriter to the extent that such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or omission made in the preliminary prospectus that is subsequently corrected in the Prospectus (or any amendment or supplement thereto) made available to such Underwriter within a reasonable time period, if the person asserting such loss, claim, damage or liability was not sent or given the Prospectus, as then amended or supplemented (excluding documents incorporated by reference therein), on or prior to the confirmation of the sale of the Notes; and provided, further, that neither the Transferor nor NMAC shall be liable to any Underwriter or any Control Person under the indemnity agreement in this subsection (a) with respect to any of such documents to the extent that any such loss, claim, damage or liability of such Underwriter or such Control Person results from the fact that such Underwriter sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference therein), whichever is most recent, if the Transferor or NMAC has previously furnished copies thereof to such Underwriter within a reasonable time period.

         (b) Indemnification of NMAC and the Transferor. Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Transferor and NMAC against any losses, claims, damages or liabilities to which the Transferor or NMAC may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Transferor or NMAC by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Transferor or NMAC in connection with investigating or defending any such action or claim as such expenses are incurred. The Transferor and NMAC acknowledge and agree that the only such information furnished to the Transferor or NMAC by any Underwriter through the Representative consists of the following: the statements in the second and fourth paragraphs (concerning initial offering prices, concessions and reallowances) and in the sixth and seventh paragraphs (concerning stabilizing and other activities) under the heading "Underwriting" in the Prospectus or preliminary prospectus related thereto.

         (c) Actions against Parties; Notification; Settlement. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing of the commencement thereof, but the omission to so notify the Indemnifying Party will not relieve it from any liability that it may otherwise have to any Indemnified Party under such preceding paragraphs, and with respect to such preceding paragraphs, any such omission shall not relieve it from any liability except to the extent it has been materially prejudiced by such omission. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who may be counsel to the Indemnifying Party) and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof and after acceptance of counsel by the Indemnified Party, the Indemnifying Party will not be liable to such Indemnified Party under this
Section 7(a) for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Indemnifying Party, (iii) a conflict or potential conflict exists (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iv) the Indemnifying Party has elected to assume the defense of such proceeding but has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall not, with respect to any action brought against any Indemnified Party, be liable for the fees and expenses of more than one firm (in addition to any local counsel) for all Indemnified Parties, and all such fees and expenses shall be reimbursed within a reasonable period of time as they are incurred. Any separate firm appointed for the Underwriters and any Control Person in accordance with this subsection 7(c) shall be designated in writing by the Representative, and any such separate firm appointed for the Transferor or the NMAC, its respective directors, officers who sign the Registration Statement and Control Persons in accordance with this subsection 7(c) shall be designated in writing by the Transferor or the NMAC, as the case may be. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, with respect to an action of which the Indemnifying Party was notified and had the opportunity to participate in (whether or not it chose to so participate), the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the fourth sentence of this subsection 7(c), the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request, and during such 60 day period the Indemnifying Party has not responded thereto, and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

         (d)      Contribution. If the indemnification provided for in this
Section is unavailable or insufficient to hold harmless an Indemnified Party under subsection 7(a) or 7(b) above, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in subsection 7(a) or 7(b) above in such proportion as is appropriate to reflect the relative benefits received by the Transferor and NMAC on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Transferor and NMAC on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Transferor and NMAC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion that the total net proceeds from the offering (before deducting expenses) received by the Transferor and NMAC bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transferor or NMAC or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Transferor, NMAC and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this subsection 7(d). The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to above in this subsection 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection 7(d). Notwithstanding the provisions of this subsection 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Transferor and NMAC under this Section 7 shall be in addition to any liability that the Transferor or NMAC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the 1934 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Transferor or NMAC, to each officer of the Transferor or NMAC who has signed the Registration Statement and to each person, if any, who controls NMAC or the Transferor within the meaning of Section 15 of the Act or Section 20 of the 1934 Act.

Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of NMAC, the Transferor and their respective Affiliates submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling person, or by or on behalf of NMAC, the Transferor and their respective Affiliates, and shall survive delivery of the certificates to the Underwriters.

Section 9. Failure to Purchase the Notes. If any Underwriter or Underwriters default on their obligations to purchase Notes hereunder and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of such Notes, the Representative may make arrangements satisfactory to the Transferor for the purchase of such Notes by other persons, including the non-defaulting Underwriter or Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriter or Underwriters shall be obligated, in proportion to their commitments hereunder, to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Notes, as applicable, and arrangements satisfactory to the non-defaulting Underwriter or Underwriters and the Transferor for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, or NMAC or any of its Affiliates, except as provided in Section 8.

         As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.

Section 10.       Termination of Agreement.

         (a) Termination; General. The Underwriters may terminate this Agreement, by notice to NMAC and the Transferor, at any time at or prior to the Closing Time if there shall have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Transferor, Nissan Motor Co., Ltd., NNA or NMAC that, in the judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes; (ii) any downgrading in the rating of any debt securities of NNA or any of its direct or indirect subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange;
(iv) any material disruption in commercial banking, securities settlement or clearance services in the United States; (v) any banking moratorium declared by federal or New York authorities; or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5, and provided further that Sections 1, 7 and 8 shall survive such termination and remain in full force and effect.

Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at 270 Park Avenue, 10th Floor, New York, New York 10017, Attention: Brad Dansker; Notices to NMAC shall be directed to it at 990 West 190th Street, Torrance, California 90502,
Attention: Treasurer; Notices to the Transferor shall be directed to it at 990 West 190th Street, Torrance, California 90502, Attention: Treasurer.

Section 12. Parties. This agreement shall inure to the benefit of and be binding upon each of the Underwriters, NMAC, the Transferor and their respective successors. Nothing expressed or mentioned in this agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, NMAC, the Transferor and their respective successors and the controlling persons, directors and officers referred to in Section 7 any legal or equitable right, remedy or claim under or in respect of this agreement or any provision herein contained. This agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, NMAC, the Transferor and their respective successors, and the controlling persons, directors and officers referred to in Section 7 and their heirs and legal representatives and for the benefit of no other person, firm or corporation. No purchaser of Notes from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

Section 13. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions described in this Agreement, and any action taken by the Representative under this Agreement will be binding upon all the Underwriters.

Section 14. Representation and Warranties of Underwriters. With respect to any offers or sales of the Notes outside the United States (and solely with respect to any such offers and sales) each Underwriter severally and not jointly makes the following representations and warranties:

         (a) Each Underwriter represents and agrees that it will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers or sells the Notes or possesses or distributes the Prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and neither the Transferor or NMAC shall have any responsibility therefor;

         (b) No action has been or will be taken by such Underwriter that would permit public offering of the Notes or possession or distribution of any offering material in relation to the Notes in any jurisdiction where action for that purpose is required unless the Transferor or NMAC has agreed to such actions and such actions have been taken;

         (c) Each Underwriter represents and agrees that it will not offer, sell or deliver any of the Notes or distribute any such offering material in or from any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligation on the Transferor or NMAC or the Underwriters;

         (d) Such Underwriter acknowledges that it is not authorized to give any information or make any representation in relation to the Notes other than (i) oral communications that are consistent with the Prospectus and would not cause the Trust, the Transferor or NMAC to incur liability, (ii) those contained or incorporated by reference in the Prospectus for the Notes and (iii) such additional information, if any, as the Transferor or NMAC shall, in writing, provide to and authorize such Underwriter so to use and distribute to actual and potential purchasers of the Notes;

         (e) Each Underwriter represents and agrees that it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any of the Notes to person in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended);

         (f) Each Underwriter has complies and will comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") with respect to anything done by such Underwriter in relation to the Notes in, from or otherwise involving the United Kingdom; and

         (g) Each Underwriter will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the Transferor.

Section 15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 16. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 17. No Bankruptcy Petition. Each Underwriter agrees that, prior to the date that is one year and one day after the payment in full of all securities issued by the Transferor or by a trust for which the Transferor was the depositor for which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to NMAC and the Transferor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, NMAC and the Transferor in accordance with its terms.

                                  Very truly yours,

                                  NISSAN MOTOR ACCEPTANCE CORPORATION,
                                  a California corporation

                                  By: /s/ Joji Tagawa
                                      ------------------------------------------
                                  Name:  Joji Tagawa
                                  Title: Treasurer

                                  NISSAN AUTO LEASING LLC II, a Delaware limited liability company

                                  By: /s/ Joji Tagawa
                                      ------------------------------------------
                                  Name:  Joji Tagawa
                                  Title: Treasurer

CONFIRMED AND ACCEPTED,
      as of the date first above written:

J.P. MORGAN SECURITIES INC.,
      as Representative of the Several Underwriters

By:           /s/ Mikhail Radik
    --------------------------------------------
            Authorized Signatory

                                   SCHEDULE A

                                                     PRINCIPAL           PRINCIPAL           PRINCIPAL            PRINCIPAL
                                                     AMOUNT OF           AMOUNT OF           AMOUNT OF            AMOUNT OF
                   UNDERWRITER                    CLASS A-1 NOTES     CLASS A-2 NOTES     CLASS A-3A NOTES     CLASS A-3B NOTES
                   -----------                    ---------------     ---------------     ----------------     ----------------
J.P. Morgan Securities Inc.                        $ 150,300,000        $ 181,000,000       $ 247,950,000       $ 228,450,000
ABN AMRO Incorporated                              $  14,000,000        $  15,000,000       $  21,000,000       $  17,000,000
Citigroup  Global Markets Inc.                     $  16,000,000        $  17,000,000       $  23,000,000       $  21,000,000
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated                                  $  16,000,000        $  17,000,000       $  23,000,000       $  21,000,000
Morgan Stanley & Co. Incorporated                  $  16,000,000        $  17,000,000       $  23,000,000       $  21,000,000
SG Cowen Securities Corporation                    $  14,000,000        $  15,000,000       $  21,000,000       $  17,000,000
The Williams Capital Group, L.P.                   $  14,000,000        $  15,000,000       $  21,000,000       $  17,000,000
Total                                              $ 240,300,000        $ 277,000,000       $ 379,950,000       $ 342,450,000

                                          (Nissan 2003-B Underwriting Agreement)

                                  Schedule A-1

                                TABLE OF CONTENTS

                                                                                                                   Page
SECTION 1.            REPRESENTATIONS AND WARRANTIES............................................................     3
SECTION 2.            SALE AND DELIVERY TO UNDERWRITERS; CLOSING................................................    11
SECTION 3.            OFFERING BY UNDERWRITERS..................................................................    11
SECTION 4.            COVENANTS OF NMAC AND THE TRANSFEROR......................................................    11
SECTION 5.            PAYMENT OF EXPENSES.......................................................................    13
SECTION 6.            CONDITIONS OF UNDERWRITERS' OBLIGATIONS...................................................    14
SECTION 7.            INDEMNIFICATION...........................................................................    27
SECTION 8.            REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY............................    30
SECTION 9.            FAILURE TO PURCHASE THE NOTES.............................................................    30
SECTION 10.           TERMINATION OF AGREEMENT..................................................................    31
SECTION 11.           NOTICES...................................................................................    31
SECTION 12.           PARTIES...................................................................................    31
SECTION 13.           REPRESENTATION OF UNDERWRITERS............................................................    32
SECTION 14.           REPRESENTATION AND WARRANTIES OF UNDERWRITERS.............................................    32
SECTION 15.           GOVERNING LAW.............................................................................    33
SECTION 16.           EFFECT OF HEADINGS........................................................................    33
SECTION 17.           NO BANKRUPTCY PETITION....................................................................    33

                                      -i-